UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

                  AMERIANA BANCORP
(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana	47263-1048
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (765) 529-2230

                                                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the shareholders of Ameriana Bancorp was held on May 20, 2010.

(b)           The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.             The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Jerome J. Gassen	1,162,740	466,173
Donald C. Danielson	1,128,919	499,994

There were 993,617 broker non-votes in the election of directors.

2.             The appointment of BKD llp as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,532,998	41,255	48,277

There were no broker non-votes on the proposal.

Item 7.01	Regulation FD Disclosure.

On May 20, 2010, Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp, made a presentation at the 2010 Annual Meeting of Shareholders.  A copy of the slides used in that presentation are attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Slides presented at 2010 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: May 21, 2010	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer